EXHIBIT 15. ACCOUNTANTS AWARENESS LETTER


COOPERS            350 South Grand Avenue          telephone (213) 356-6000
& LYBRAND L.L.P.   Los Angeles, CA  90071-3405     facsimile (213) 356-6363



August 5, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C.  20549

Re:  Berry Petroleum Company
     Commission File No. 1-9735


We are aware that our report dated August 5, 1996 on our review of the interim condensed financial statements of Berry Petroleum Company for the three and six-month periods ended June 30, 1996, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the registration statements on Form S-8 (File No. 33-23326 and 33-61337). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





/s/ Coopers & Lybrand L.L.P.












Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand (International)





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